UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 13, 2018

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)    On September 13, 2018, the Board of Directors of The Goldman Sachs Group, Inc. (the Registrant or Goldman Sachs) determined to make the following appointments:

John E. Waldron, 49, has been appointed President and Chief Operating Officer of the Registrant, effective October 1, 2018. As President and Chief Operating Officer, Mr. Waldron will receive an annual salary of $1,850,000 and will be eligible for annual variable compensation. Mr. Waldron has been Co-Head of the Investment Banking Division (IBD) since 2014. He previously served as Global Head of Investment Banking Services/Client Coverage for IBD. Prior to that, while based in London, he was Global Co-Head of the Financial Sponsors Group from 2007 to 2009. Before that, he was Co-Head of Leveraged Finance from 2005 to 2007 and Co-Head of the Media and Entertainment Group in IBD from 2002 to 2005. He joined Goldman Sachs in 2000, and was named a managing director in 2001 and a partner in 2002.

Stephen M. Scherr, 54, has been appointed Executive Vice President and Chief Financial Officer of the Registrant, effective November 5, 2018. As Executive Vice President and Chief Financial Officer, Mr. Scherr will receive an annual salary of $1,850,000 and will be eligible for annual variable compensation. Mr. Scherr has served as Chief Executive Officer of Goldman Sachs Bank USA since 2016 and is also Head of the Consumer & Commercial Banking Division. He joined Goldman Sachs in 1993 as an associate in the Financial Institutions Group. In 1996, he transferred to Emerging Markets/Capital Markets in the Fixed Income, Currency and Commodities Division. Over the next several years, Mr. Scherr held a number of senior roles across the firm, including as Chief Operating Officer for IBD from 2005 to 2007, Global Head of the Financing Group from 2008 to 2014, Head of the Latin American business from 2011 to 2016 and the firm’s Chief Strategy Officer from 2014 to 2017. He was named a managing director in 2001 and a partner in 2002.1

R. Martin Chavez, 54, currently Executive Vice President and Chief Financial Officer of the Registrant, will become Vice Chairman of the firm and Co-Head of the Securities Division, effective November 5, 2018. Mr. Chavez will continue to receive an annual salary of $1,850,000 and will be eligible for annual variable compensation. Mr. Chavez has been an Executive Vice President of Goldman Sachs and our Chief Financial Officer since May 2017 and previously served as our Deputy Chief Financial Officer from January 2017 to May 2017. Prior to that role, he served as the firm’s Chief Information Officer beginning in 2013. He first joined Goldman Sachs in 1993 in the J. Aron Currency and Commodities Division, where he worked as a Senior Energy Strat until 1997. He returned to the firm as a managing director in IBD Strats in 2005 and was named a partner in 2006. Prior to assuming the role of Chief Information Officer, Mr. Chavez was Global Co-Chief Operating Officer of the Equities Franchise and before that he was Global Co-Head of Securities Division Strats.

[1]

A child of Mr. Scherr who is a non-executive employee of the firm received compensation comprised of base salary and incentive compensation for his most recent annual performance period of less than $150,000, which amount was determined in accordance with the firm’s standard compensation practices applicable to similarly situated employees.

A copy of the Registrant’s press release relating to these changes is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press release of the Registrant, dated September 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: September 14, 2018	By:	/s/ Karen P. Seymour
Name: Karen P. Seymour
Title: Executive Vice President and General Counsel